EXHIBIT 16


                                    KLT LOGO
                            KYLE L. TINGLE, CPA, LLC
                          PERSONAL FINANCIAL PLANNING,
                        BUSINESS SERVICES & TAX PLANNING


May 26, 2005



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re: Worldstar Energy, Inc. (fka Auteo Media, Inc.)


This letter will confirm that we reviewed Item 4.01 of the Company's 8-K dated May 26, 2005, captioned "Changes in Registrant's Certifying Accountant" and that we agree with the revised statements made therein as they relate to Kyke L. Tingle, CPA, LLC. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Dohan and Company or the approval of such engagement by the Board of Directors.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.



Sincerely,



/s/ KYLE L. TINGLE, CPA, LLC
    ________________________
    Kyle L. Tingle, CPA, LLC



        P.O. BOX 50329 o HENDERSON, NEVADA 89016 o PHONE: (702) 450-2200
                              FAX: (702) 436-4218
                        E-MAIL: ktingle@kyletinglecpa.com